                                                                      EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS

Heidrick & Struggles, Inc.

The following is a reconciliation of the shares used in the computation of basic and diluted earnings per share ("EPS"):

                                                                12 Months Ended December 31,
                                                           ------------------------------------
                                                              1996         1997         1998
                                                           ----------   ----------   ----------
Basic EPS
Income (loss) available to common shareholders             $    6,449   $    6,443   $  (16,254)
Weighted average common shares outstanding                  2,574,475    2,676,415    2,666,526
                                                           ----------   ----------   ----------
Basic EPS                                                  $     2.50   $     2.41   $    (6.10)
                                                           ==========   ==========   ==========

Diluted EPS
Income (loss) available to common shareholders             $    6,449   $    6,443   $  (16,254)
Weighted average common shares outstanding                  2,574,475    2,676,415    2,666,526
Dilutive common shares issued                                      --          110           --
                                                           ----------   ----------   ----------
Total diluted common shares                                 2,574,475    2,676,525    2,666,526
                                                           ----------   ----------   ----------
Diluted EPS                                                $     2.50   $     2.41   $    (6.10)
                                                           ==========   ==========   ==========

Heidrick & Struggles International, Inc.

The following is a reconciliation of the shares used in the computation of basic and diluted EPS for Class A common shares:

                                                               12 Months Ended December 31,
                                                           ------------------------------------
                                                              1996         1997         1998
                                                           ----------   ----------   ----------
Basic EPS
Income (loss) available to Class A common shareholders     $    1,392   $      450   $  (11,287)
Weighted average Class A common shares outstanding          1,623,955    1,773,581    1,892,908
                                                           ----------   ----------   ----------
Basic EPS                                                  $     0.86   $     0.25   $    (5.96)
                                                           ==========   ==========   ==========

Diluted EPS
Income (loss) available to Class A common shareholders     $    1,392   $      450   $  (11,287)
Weighted average Class A common shares outstanding          1,623,955    1,773,581    1,892,908
Stock purchase obligations                                         --      107,113           --
                                                           ----------   ----------   ----------
Total diluted Class A common shares                         1,623,955    1,880,694    1,892,908
                                                           ----------   ----------   ----------
Diluted EPS                                                $     0.86   $     0.24   $    (5.96)
                                                           ==========   ==========   ==========

The following is a reconciliation of the shares used in the computation of basic and diluted EPS for Class B common shares:

                                                               12 Months Ended December 31,
                                                           ------------------------------------
                                                              1996         1997         1998
                                                           ----------   ----------   ----------
Basic EPS
Income (loss) available to Class B common shareholders     $      749   $      242   $   (6,078)
Weighted average Class B common shares outstanding          1,040,862    1,040,862    1,042,729
                                                           ----------   ----------   ----------
Basic and Diluted EPS                                      $     0.72   $     0.23   $    (5.83)
                                                           ==========   ==========   ==========